Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (Nos. 333-60540 and 333-05501) and on Form S-8 (Nos. 333-116277, 333-86966, 333-63293, 333-35073, and 33-49747) of The TJX Companies, Inc. of our report dated March 25, 2008 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
March 25, 2008